Exhibit 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

    THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is dated as of September 17, 2026 between VNB New York, LLC, having an office at 350 Madison Avenue, 5th Floor, New York, New York 10017 (hereinafter referred to as “Lender”) and BRT Apartments Corp., having an office at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 (hereinafter referred to as “Borrower”).

    W I T N E S S E T H :

    WHEREAS, Borrower executed and delivered to Lender a $40,000,000 Replacement Revolving Credit Note dated July 9, 2024 (as the same may be amended, modified or replaced from time to time, the “Note”); and

    WHEREAS, Borrower and Lender executed an Amended and Restated Loan Agreement dated November 18, 2021, as modified by that certain Letter Agreement dated as of November 19, 2021, as further modified by that certain Amendment to Loan Agreement dated as of September 14, 2022, as further modified by that certain Second Amendment to Amended and Restated Loan Agreement dated as of August 22, 2023 and as further modified by that certain Third Amendment to Amended and Restated Loan Agreement dated as of July 9, 2024 (as the same may be further amended, modified or replaced from time to time, collectively, the “Loan Agreement”); and

    WHEREAS, Borrower has requested that Lender modify certain terms of the Loan Agreement to, among other things, adjust the capitalization rate floor and reduce the Term SOFR Margin; and

    WHEREAS, Borrower and Lender now agree to modify the Loan Agreement and the terms thereof, all as set forth in the succeeding provisions of this Amendment; and

    NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants contained herein, the receipt and sufficiency are hereby acknowledged, Borrower and Lender hereby agree as follows:

    1.    DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Agreement.

    2.    REPRESENTATIONS. Borrower represents and warrants to Lender and its successors and assigns that: (i) the outstanding principal balance under the Loan Documents as of September 17, 2026 is $0; (ii) the Loan Agreement and the Note are the valid and binding obligations of Borrower, (iii) except as may have been disclosed to Lender in writing prior to the date hereof, any and all representations and warranties and schedules contained in the Note, Loan Agreement or Loan Documents are true and correct in all material aspects on and as of the date hereof as though made on and as of such date, (iv) no event has occurred and is continuing which constitutes an Event of Default under the Note, Loan Agreement or under any of the other Loan Documents or which upon the giving of notice or the lapse of time or both would constitute an Event of Default, and (v) it has no defenses, set-offs, or counterclaims of any kind or nature whatsoever against Lender with respect to the Note, Loan Agreement or Loan Documents or obligations thereunder, or any action previously taken by Lender with respect thereto.

    3.    AMENDMENTS. The Loan Agreement is hereby amended as follows:
a.The definition of “Term SOFR Margin” contained under Section 1.01 of the Loan Agreement is here by deleted in its entirety and replaced with the following:
"Term SOFR Margin” shall mean with respect to an interest rate based on Term SOFR, two and one-tenth (2.10%) percent.

b.The definition of “Cap Rate” contained under Section 1.01 of the Loan Agreement is here by deleted in its entirety and replaced with the following:
“Cap Rate” shall mean 6.25% (0.625) as the same may be adjusted annually by Lender in accordance with Section 2.16 hereof, but in no event shall the Cap Rate be less than 6.25%.
For the avoidance of doubt, all calculations in the Loan Agreement, or any attachment, certificate, exhibit, or worksheet referencing a Cap Rate is hereby modified to reference a calculation based on the Cap Rate of 6.25%.
c.Section 2.03, titled “Interest”, is hereby deleted in its entirety and replaced with the following:
SECTION 2.03     Interest. Except as specifically set forth herein, all Revolving Credit Loans shall bear interest at a variable rate per annum equal to Term SOFR plus the Term SOFR Margin, adjusted monthly on each Term SOFR Reset Date, but in no event less than five (5.00%) percent per annum, except for the period commencing on the Initial Term SOFR Fixing Day and ending on August 31, 2023 when Revolving Credit Loans shall bear interest at the Initial Term SOFR Rate. For clarity, the first Term SOFR Reset Date will be September 1, 2023. Following the occurrence and continuance of an Unavailability Event, Revolving Credit Loans shall bear interest at the applicable Floating Rate, but in no event less than five (5.00%) percent per annum.

d.Section 2.16, titled “Cap Rate Adjustments”, is hereby amended to delete the percentage “6.5%”, set forth in the third the last sentence thereof, and to insert the percentage “6.25%” in its place and stead.
e.Section 5.04, titled “Accounts”, is hereby amended to delete the account number [intentionally deleted], set forth as the Special Cash Account, and to insert the account number [intentionally deleted] in its place and stead. For the avoidance of doubt, all references in the Loan Agreement, or any attachment, certificate, exhibit, or worksheet referencing the Special Cash Account are hereby modified to refer to account number [intentionally deleted] at Valley National Bank.
    4.    CONDITIONS PRECEDENT The obligations of Lender under this Amendment are subject to the following conditions precedent, all of which shall be performed or satisfied in a manner in form and substance satisfactory to Lender and its counsel:
a.Lender shall have received this Amendment fully executed by all parties hereto; and

b.Lender’s counsel shall have received payment of its legal fees and expenses for the preparation and negotiation of this Amendment and related documents.
    5.    CONFLICTING PROVISIONS. If the terms and provisions contained in the Loan Agreement in any way conflict with the terms and provisions contained in this Amendment, the terms and provisions herein contained shall prevail.

    6.    RATIFICATION. All terms and conditions of the Loan Documents, except as modified by this Amendment are hereby affirmed and ratified.

    7.    RATIFICATION OF GUARANTORS. Each of the undersigned Guarantors acknowledge that they are legally and validly indebted to Lender under their respective Guaranty, without defense, counterclaim or offset, and affirm that each such Guaranty remains in full force and effect and includes, without limitation, the indebtedness, liabilities and obligations arising under, or in any way connected with the obligations of Borrower to Lender as governed by the Loan Agreement as modified by this Amendment and any of the Loan Documents, whether now existing or hereafter arising.

    9.    AUTHORIZATION. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the transactions herein contemplated (i) are and will be within its powers, (ii) have been duly authorized by all necessary action on behalf of Borrower and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower.

    10.    MISCELLANEOUS. It is expressly stipulated and agreed that this Amendment is entered into in modification of and not for purposes of replacement or extinguishment of the Note or Loan Agreement. This Amendment (a) shall bind and benefit Borrower and Lender and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns (provided, that Borrower shall not assign its rights hereunder without the prior written consent of Lender); (b) can be modified or amended only by a writing signed by each party; (c) can be terminated only by a writing signed by each party; (d) shall be governed by and construed in accordance with the laws of the State of New York and the United States of America; (e) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement; and (f) embodies the entire agreement and understanding between the parties with respect to modifications of instruments provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. All appropriate corporate authorizations have been obtained for execution of this Amendment by Borrower. The headings in this Amendment shall be accorded no significance in interpreting it. The recitals contained therein are incorporated into this Amendment.

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    WHEREFORE, this Amendment has been executed and is effective as of the date first written above.

LENDER: VNB New York, LLC By: /s/ Chase Steinberg Name: Chase Steinberg Title: First Vice President
BORROWER: BRT Apartments Corp. By: /s/ Isaac Kalish Name: Isaac Kalish Title: Chief Financial Officer and Senior VP

GUARANTORS:

Avondale 212, LLC

By: TRB Avondale LLC, its sole member
By: TRB Holdings LLC, its sole member
By: BRT Apartments Corp., its sole member

By:     /s/ Isaac Kalish
Name: Isaac Kalish
Title: Chief Financial Officer and Senior VP

Avalon 276, LLC

By: TRB Avalon LLC, its sole member
By: TRB Holdings LLC, its sole member
By: BRT Apartments Corp., its sole member

By:     /s/ Isaac Kalish
Name: Isaac Kalish
Title: Chief Financial Officer and Senior VP

TRB Avondale LLC

By: TRB Holdings LLC, its sole member
By: BRT Apartments Corp., its sole member

By:     /s/ Isaac Kalish
Name: Isaac Kalish
Title: Chief Financial Officer and Senior VP

TRB Avalon LLC

By: TRB Holdings LLC, its sole member
By: BRT Apartments Corp., its sole member

By:     /s/ Isaac Kalish
Name: Isaac Kalish
Title: Chief Financial Officer and Senior VP

TRB Holdings LLC

By: BRT Apartments Corp., its sole member

By:     /s/ Isaac Kalish
Name: Isaac Kalish
Title: Chief Financial Officer and Senior VP
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